UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	July 14, 2005

APARTMENT INVESTMENT AND MANAGEMENT COMPANY

(Exact name of registrant as specified in its charter)

MARYLAND	1-13232	84-1259577

State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

AIMCO PROPERTIES, L.P.

(Exact name of registrant as specified in its charter)

DELAWARE	0-24497	84-1275621

State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4582 SOUTH ULSTER STREET PARKWAY
SUITE 1100, DENVER, CO 80237

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(303) 757-8101

NOT APPLICABLE

(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry Into a Material Definitive Agreement.

     The information set forth under Item 5.02 of this report is incorporated herein by reference.

ITEM 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On July 14, 2005, Apartment Investment and Management Company (“Aimco”) announced the appointment of Robert Y. Walker IV as senior vice president and chief accounting officer effective January 2006. Mr. Walker will also serve as chief accounting officer of AIMCO-GP, Inc., the general partner of Aimco’s operating partnership, AIMCO Properties, L.P. (“Aimco OP”). Mr. Walker will join Aimco as senior vice president on August 1, 2005.

     As previously announced, Thomas M. Herzog, the current chief accounting officer of Aimco and AIMCO-GP, Inc., will be succeeding Paul McAuliffe as chief financial officer in January 2006 when Mr. McAuliffe assumes a senior advisory role as an executive vice president supporting Aimco and AIMCO OP in various capital markets activities. Mr. Herzog has served as senior vice president and chief accounting officer of Aimco and AIMCO-GP, Inc. since January 2004.

     Mr. Walker, 39, is a certified public accountant. Since June 2002, Mr. Walker has been senior vice president and chief financial officer at Miller Global Properties, LLC, a Denver-based private equity, real estate fund manager. Through its six real estate funds, Miller Global Properties, LLC has acquired or developed over 70 office and hotel investments in the United States and Europe. From May 1997 to June 2002, Mr. Walker was employed by GE Capital Real Estate, serving as global controller in Stamford, Connecticut from May 2000 to June 2002. None of the companies where Mr. Walker has worked in the previous five years is a parent, subsidiary or other affiliate of Aimco or AIMCO OP. Mr. Walker has no family relationship with any director, executive officer, or any person nominated or chosen by Aimco or Aimco OP to become a director or executive officer of Aimco or Aimco OP.

     Aimco has agreed to pay Mr. Walker a base salary of $250,000 per year and a performance bonus, which is guaranteed to be at least $250,000 in 2005 and 2006. On the date Mr. Walker begins employment with Aimco, he will receive two grants of restricted stock. The first grant will be a number of shares equal to $250,000 divided by the average closing price of Aimco common stock on the New York Stock Exchange over the 30 trading days immediately prior to his start date (the “Average Price”). The first grant of restricted shares will vest on the one-year anniversary of the start date. The second grant will be a number of shares equal to $500,000 divided by the Average Price. The restricted shares will vest annually over five years – 20% on each anniversary of the grant date, beginning with the first anniversary. If Mr. Walker is terminated by Aimco (other than for cause) then the vesting of the restricted shares will accelerate and all unvested shares will become immediately vested. If, during the vesting period, Aimco terminates Mr. Walker for cause or he voluntarily terminates his employment with Aimco for any reason, he will immediately forfeit all unvested restricted shares. During the vesting period, Mr. Walker will be entitled to dividends on the restricted shares. He will also receive an incentive stock option to purchase the same number of shares as are subject to the second grant of restricted stock, at an exercise price equal to the closing price of Aimco common stock on the last business day immediately prior to his start date. These options will vest annually over five years – 20% on each anniversary of the grant date, beginning with the first anniversary. Except for Mr. Walker’s currently proposed employment arrangements, since January 1, 2004, there have not been any transactions, nor are there any currently proposed transactions, to which Aimco or AIMCO OP or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $60,000 and in which Mr. Walker had, or will have, a direct or indirect material interest.

     A copy of Aimco’s press release, dated July 14, 2005, is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

ITEM 9.01.	Financial Statements and Exhibits.

(c)	The following exhibits are filed with this report:

Exhibit Number	Description

99.1	Press Release, dated July 14, 2005, of Apartment Investment and Management Company.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

     Dated: July 14, 2005

APARTMENT INVESTMENT AND MANAGEMENT COMPANY
By:	/s/ Paul J. McAuliffe
Paul J. McAuliffe
Executive Vice President and Chief Financial Officer

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 14, 2005
AIMCO PROPERTIES, L.P.

	By:	AIMCO-GP, INC.,
Its General Partner

By:/s/ Paul J. McAuliffe

Paul J. McAuliffe
Executive Vice President and Chief
Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated July 14, 2005, of Apartment Investment and Management Company.